Exhibit 10.1

SOFTWARE DEVELOPMENT AGREEMENT

This Software Development Agreement (this “Agreement”) is made as of the 12th day of November 2023 (the “Effective Date”) by and between BLUELINE STUDIOS INC. (“Blueline”), having an office at 142 – 757 West Hastings Street, Vancouver, BC V6C 1A1, and PARANOVUS ENTERTAINMENT TECHNOLOGY LTD (“Paranovus”) having an address at No. 11 Dongjiao East Road, Shuangxi, Shunchang, Nanping City Fujian Province, People’s Republic of China.

The parties hereby agree as follows:

1. DEFINITIONS

For the purposes of this Agreement, the following capitalized terms shall have the meaning set forth below:

1.1 “Development Activities” means activities and services for developing and producing the Deliverable (as defined in Section 1.2 hereof).

1.2 “Deliverable” means an interactive game application, including the underlying software, documentation, and technical data, (referred to herein by the code name “Hollywood Sunshine”) that may include the following features and characteristics: (a) user-generated content, (b) AI-generated content, (c) celebrity involvement, (d) social media and monetization mechanisms, and (e) is compatible with PC and mobile devices. The Deliverable shall be defined in accordance with a game design document as agreed upon by Paranovus and Blueline in writing, and shall be consistent with the description as set out in Exhibit B attached hereto (the “Description of Deliverable”).

1.3 “Intellectual Property Rights” means any and all registered and unregistered rights granted, applied for, or otherwise now or hereafter in existence under or related to any patent, copyright, trademark, trade secret, database protection, or other intellectual property rights laws, and all similar or equivalent rights or forms of protection, in any part of the world.

1.4 “Background Technology” means all software, data, know-how, ideas, methodologies, specifications, and other technology in which Blueline owns, or has been granted rights to, or such Intellectual Property Rights as are necessary for Blueline to grant the rights and licenses set forth in Section 7.3, and for Paranovus (including its licensees, successors, and assigns) to exercise such rights and licenses, without violating any right of any third party or any law, or incurring any payment obligation to any third party, and that: (a) are identified as Background Technology by Blueline; and (b) were or are developed or otherwise acquired by Blueline prior to Effective Date.

1.5 “Support” is defined in Exhibit A.

2. DEVELOPMENT ACTIVITIES AND DELIVERY

2.1 Paranovus hereby entrusts Blueline with, and Blueline hereby agrees to perform the Development Activities in accordance with the Description of Deliverables, and any reasonable requirements and instructions agreed upon by both parties from time to time during this Agreement.

2.2 Blueline shall start Development Activities promptly upon receipt of the first installment of the Development Fee specified in Paragraph 2 of Exhibit A and shall use commercially reasonable efforts to deliver the Deliverable in accordance with the dates set forth in Paragraph 1 of Exhibit A attached hereto (the “Delivery Date”). Both parties will negotiate in good faith if less time is desirable or additional time is required to complete the Deliverable.

3. PAYMENT OF DEVELOPMENT FEE

3.1 As consideration for the Development Activities to be performed by Blueline, Paranovus shall pay by milestones, as specified in Paragraph 2 of Exhibit A (the “Development Fee”).

3.2 Payments by Paranovus of the Development Fee shall be made in USD to the bank details specified in Paragraph 3 of Exhibit A.

4. REVENUE SHARING

In further consideration of the Development Activities, Paranovus or a publisher shall pay Blueline 9% of Net Revenue after Celebrity Share and other parties as specified in Paragraph 1 and 2 of Exhibit C (the “Revenue Share”). The Revenue Share to Blueline shall be payable at any time the Hollywood Sunshine game is in operation and generating any revenue.

5. COOPERATION OF THE PARTIES

5.1  Blueline and Paranovus shall closely communicate and consult with each other in respect of the status or other issues regarding the Development Activities, in order to implement the Development Activities in a prompt and efficient manner and to better manage the completion of the Development Activities.

5.2  Paranovus may propose modification(s) to the Development Activities. In such case, the parties shall consult with each other, as may be necessary, and must mutually agree with respect to any change to the Delivery Date and/or any adjustment to compensation to be paid to Blueline for the Development Activities. Any amendment agreed upon by the Parties will be made in writing.

6. EVALUATION AND ACCEPTANCE OF DELIVERABLE

6.1 Upon completion of each Deliverable Release set out in Exhibit A, Paranovus shall evaluate the Deliverable and determine if it meets the Description of the Deliverable for the applicable Release, at its sole discretion. In the event that Paranovus notifies Blueline of any deficiency of the Deliverable in writing, Blueline shall use commercially reasonable efforts to cure such deficiency within 15 days of such notice and in the event it is unable to do so the parties shall mutually agree on a timeline to cure the deficiency. In the event that Paranovus does not notify Blueline of any deficiency within 15 days of delivery of the Deliverable at each release, the Deliverable shall be deemed to be accepted by Paranovus.

7. OWNERSHIP RIGHTS

7.1 Subject to the terms of this Agreement, Blueline hereby assigns to Paranovus the entire right, title, and interest in the Deliverable developed by Blueline for Paranovus under this Agreement, excluding any Background Technology. Subject to the License Back described in Section 7.4 and Section 11.4.1, Paranovus is and will be the sole and exclusive owner of all right, title, and interest in and to all Deliverables, including all Intellectual Property Rights therein.

7.2 Blueline is and will remain the sole and exclusive owner of all right, title, and interest in and to the Background Technology, including all Intellectual Property Rights therein, subject to the license granted in Section 7.3.

7.3 Blueline hereby grants Paranovus an irrevocable, non-exclusive, royalty-free, perpetual license to use any Background Technology exclusively for the purpose of the Deliverable. To the extent Blueline has the rights to grant such license with respect to any third party Intellectual Property Rights, this license shall be freely assignable and sublicensable, in each case solely in connection with the assignment or licensing of the Deliverable or any portion, modification, or derivative work thereof, and only to the extent necessary to allow the assignee or sublicensee, as the case may be, to use and exploit the Deliverable or portion, modification, improvement, or derivative work thereof.

7.4 In the event Paranovus has acquired rights pursuant to Section 7.1 and 7.3 but has not completed its contemplated acquisition of Blueline by June 30, 2024 due to its own reasons: (a) Paranovus shall grant Blueline an irrevocable, perpetual, non-exclusive, royalty-free license (“License Back”) to use all Intellectual Property Rights in the Deliverable for the purpose of continuing to develop the Hollywood Sunshine game or for the purpose of developing any other project not directly competitive to the Hollywood Sunshine game; (b) in addition to the revenue share in Exhibit C, Paranovus’s revenue share in such derivative project resulting from 7.4(a) shall equal 76% of the Net Revenue after Celebrity Share multiplied by the quotient obtained by dividing the Development Fee paid by Paranovus by the total development cost invested in such derivative project; and (c) notwithstanding anything to the contrary contained herein, Blueline shall retain the right, but not the obligation, to pay Paranovus an amount mutually agreeable to both parties, and under terms mutually agreeable to both parties, in order to retain sole and exclusive ownership of all right, title and interest in and to all Deliverable, including all Intellectual Property Rights therein.

8. REPRESENTATIONS AND WARRANTIES

8.1 Blueline hereby represents and warrants, to the best of Blueline’s knowledge that, as of the time of delivery to Paranovus, the Deliverables and the Background Technology will not be the subject of any claims of intellectual property infringement from a third party.

8.2 Blueline represents that no trade secrets, confidential information, or proprietary data owned by any third party shall be knowingly utilized in the development of the Deliverable.

8.3 Blueline represents and warrants that neither it nor any other entity or individual engaged in providing services in developing or supporting the Deliverable shall be obligated to assign or transfer any work produced under this agreement to a third party.

8.4 Blueline will perform all Development Activities in a professional and workmanlike manner in accordance with generally recognized industry standards and practices for similar services, using personnel with the requisite skill, experience, and qualifications, and shall devote adequate resources to meet its obligations under this Agreement.

8.5 Blueline will perform all Development Activities in compliance with, all applicable law.

8.6 Paranovus hereby represents and warrants that it will use the Deliverables in compliance with applicable law.

9. DISCLAIMER

THE ABOVE WARRANTIES ARE THE ONLY WARRANTIES APPLICABLE TO THE DELIVERABLES. THE DELIVERABLES ARE PROVIDED ‘AS IS’ AND TO THE MAXIMUM EXTENT POSSIBLE UNDER APPLICABLE LAW, BLUELINE MAKES NO ADDITIONAL REPRESENTATION OR WARRANTY ABOUT THE DELIVERABLES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, AND SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY. THE ABOVE LIMITATIONS DO NOT APPLY IN RESPECT OF ANY WARRANTIES IN ANY JURISDICTION THAT CANNOT BE LIMITED OR EXCLUDED UNDER APPLICABLE LAWS.

10. CONFIDENTIALITY

10.1 Any Party receiving confidential and/or proprietary information (the “Receiving Party”) from the other Party (the “Disclosing Party”) agrees to maintain the confidentiality of such information, herein referred to as “Confidential Information,” and not to disclose it to any third party without the Disclosing Party’s prior written consent. This obligation of confidentiality shall not apply to information that:

a) was publicly available at the time of disclosure;

b) becomes publicly available subsequent to disclosure through no fault of the Receiving Party;

c) is independently developed by the Receiving Party;

d) is received by the Receiving Party from a third party without any restriction on disclosure;

e) is disclosed in compliance with applicable law or a valid court order, provided that the Receiving Party gives the Disclosing Party prompt notice prior to such disclosure, allowing the Disclosing Party to seek protective measures.

10.2 Furthermore, notwithstanding Section 10.1(e), in the event that the Receiving Party is compelled to disclose information under such subsection, the Receiving Party shall exert its best efforts to maintain the confidentiality of the disclosed information for any other purposes.

10.3 Both parties agree it shall not issue any press releases, announcements, or engage in any other public disclosures regarding the Development Activities or the Hollywood Sunshine game without the other party’s agreement, such agreement cannot be unreasonably withheld. Furthermore, any use of any talent name and likeness in relation to the Deliverable, including any marketing, press release or other public disclosure, shall be subject to talent’s prior written approval, such approval not to be unreasonably withheld.

11. TERM AND TERMINATION

11.1 This Agreement will commence on the Effective Date and will remain effect until completion of the Deliverable and Support outlined in Exhibit A, unless it is terminated earlier in accordance with this Section 11.

11.2 This Agreement may be terminated by either party immediately upon written notice to the other party, if the other party breaches any material obligation and the breaching party fails to cure such breach within 30 days of receipt of a written notice of the breach.

11.3  This Agreement will terminate immediately upon Blueline’s insolvency, bankruptcy, receivership, dissolution, or liquidation.

11.4 Effect of Termination

11.4.1.  In the event Paranovus fails to pay the $1,500,0000 USD Development Fee in full, Blueline may terminate the agreement pursuant to section 11.2 due to Paranovus’ material breach. If Blueline terminates the Agreement in line with this section 11.4.1, Blueline and Paranovus shall retain joint ownership of all right, title, and interest in and to all Deliverable, including all Intellectual Property Rights therein.

In all other events of termination of this Agreement, Paranovus shall not be obligated to pay any further Development Fee and shall continue to be the sole and exclusive owner of all right, title, and interest in and to all Deliverable, including all Intellectual Property Rights therein.

In either case, whether Paranovus has joint ownership or sole ownership, Blueline shall immediately deliver in the format specified by Paranovus, to Paranovus all software, documentation, source code, and other customer property in its possession relating to the Deliverable.

11.4.2. Within 30 days after the termination or expiration of this Agreement, both Parties shall return, or at the option of the other Party, both Parties shall destroy all copies of any Confidential Information.

11.4.3 For clarity, Section 7, 8 and 10 shall survive the termination and expiration of this Agreement.

12. LIMITATION OF LIABILITY

12.1 UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF SALES, GOODWILL, PROFITS OR REVENUES. EXCEPT AS PROVIDED IN THIS SECTION, EACH PARTY’S AGGREGATE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE FEES PAID TO BLUELINE HEREUNDER.

12.2 ALL LIMITATIONS OF LIABILITY IN THIS AGREEMENT APPLY EVEN IF ANY REMEDY IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

13. ASSIGNMENT

Neither party may assign, transfer or otherwise dispose of any rights or delegate any duties under this Agreement to any third party without prior written consent of the other party.

14. DISPUTE RESOLUTION AND GOVERNING LAW

14.1 Settlement of Dispute through Consultation. Matters not provided for in this Agreement or any dispute or disagreement arising between Blueline and Paranovus relating to or arising out of the interpretation or performance of this Agreement shall first be resolved through mutual consultation between the parties in good faith.

14.2 Jurisdiction and Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

15. GENERAL PROVISIONS

15.1 Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all understandings and agreements whether written or oral.

15.2 Amendment. No amendment or modification of this Agreement is valid unless in writing, and signed by the parties.

15.3 Severability. If any part of this Agreement is held unenforceable, the validity of all remaining parts will not be affected

15.4 Force Majeure. Except with regard to payment obligations, either party shall be excused from delays in performing or failing to perform its obligations under this Agreement to the extent that the delays or failures result from causes beyond the reasonable control of the party.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date specified at the top of the first page of this Agreement.

BLUELINE STUDIOS INC.	PARANOVUS ENTERTAINMENT TECHNOLOGY LTD

Mike Wang	Sophie Ye Tao

/s/ Mike Wang	/s/ Sophie Ye Tao